UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2019

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park,

Acton, Massachusetts 01720

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2019, Insulet Corporation, a Delaware corporation (the “Company”), closed its previously announced issuance and sale of $800 million aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2026 (the “New Convertible Notes”). The principal amount of New Convertible Notes includes $100 million aggregate principal amount of New Convertible Notes that was purchased by the initial purchasers pursuant to the initial purchasers’ option to purchase additional New Convertible Notes, which option was exercised in full by the initial purchasers on September 4, 2019. The estimated net proceeds from the offering were approximately $782.0 million, after deducting the initial purchasers’ discount and before the cost of the capped call transactions described below and offering expenses payable by the Company.

Indenture

The New Convertible Notes are governed by the terms of an indenture, dated as of September 6, 2019 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The New Convertible Notes are unsecured, unsubordinated obligations of the Company. The New Convertible Notes bear interest at a rate of 0.375% per annum, payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2020. The New Convertible Notes will mature on September 1, 2026, unless earlier converted, redeemed or repurchased. The New Convertible Notes will be convertible at an initial conversion rate of 4.4105 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $226.73 per share of Common Stock, which represents a premium of approximately 35% to the last reported sale price per share of Common Stock of $167.95 on September 3, 2019). The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. At any time prior to the close of business on the business day immediately preceding June 1, 2026, holders may convert their New Convertible Notes at their option only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is equal to or greater than 130% of the conversion price then in effect on each applicable trading day;

•	during the five business day period immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of New Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day;

•	if the Company calls any or all of the New Convertible Notes for redemption, at any time prior to the close of business on the business day immediately prior to the redemption date, but only with respect to the New Convertible Notes called for redemption; or

•	upon the occurrence of specified corporate events.

Irrespective of the foregoing conditions, holders may convert their New Convertible Notes on or after June 1, 2026 and prior to the close of business on the second scheduled trading day immediately preceding the maturity date. If a make-whole fundamental change (as described in the Indenture) occurs, or if the Company calls the New Convertible Notes for redemption, and a holder elects to convert its New Convertible Notes in connection with such make-whole fundamental change or during the related redemption period, as the case may be, such holder may be entitled to an increase in the conversion rate in certain circumstances as described in the Indenture. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The New Convertible Notes will not be redeemable by the Company prior to September 6, 2023. On or after September 6, 2023, if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, the Company may redeem for cash all or part of the New Convertible Notes at a redemption price equal to 100% of the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, except as otherwise described in the Indenture.

No “sinking fund” is provided for the New Convertible Notes. If the Company undergoes a fundamental change at any time prior to the maturity of the New Convertible Notes, subject to certain conditions set forth in the Indenture, holders of the New Convertible Notes will have the right, at their option, to require the Company to repurchase for cash all or a part of their New Convertible Notes at a repurchase price equal to 100% of the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date, except as otherwise described in the Indenture.

The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding New Convertible Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the New Convertible Notes to be due and payable. Upon any such declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the New Convertible Notes will become due and payable automatically.

Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture shall, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right of holders to receive additional interest on the New Convertible Notes.

The above description of the Indenture and the New Convertible Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Global Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Wells Fargo Bank, National Association and its affiliates have in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, conversion agent, paying agent and other services to the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Capped Call Transactions

On September 3, 2019, in connection with the pricing of the New Convertible Notes, the Company entered into confirmations substantially in the form attached hereto as Exhibit 10.1 evidencing privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. (the “Capped Call Counterparties”). On September 4, 2019, in connection with the exercise by the initial purchasers of their option to purchase additional New Convertible Notes, the Company entered into additional confirmations, also substantially in the form attached hereto as Exhibit 10.1, evidencing additional privately negotiated capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties.

The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the New Convertible Notes. The Capped Call Transactions are expected to generally reduce the potential dilutive effect on the Common Stock upon any conversion of New Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted New Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap which initially is $335.90 per share, representing a premium of 100% over the last reported sale price per share of the Common Stock on September 3, 2019, subject to certain adjustments under the terms of the Capped Call Transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, the Company understands that the Capped Call Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or purchase shares of the Common Stock concurrently with or shortly after the pricing of the New Convertible Notes and the exercise by the initial purchasers of their option to purchase additional New Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the New Convertible Notes at that time.

In addition, the Company understands that the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during the valuation period for the Capped Call Transactions, which is expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity of the New Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the New Convertible Notes, which could affect the ability of holders to convert the New Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of New Convertible Notes, it could affect the number of shares and value of the consideration that holders will receive upon conversion of the New Convertible Notes.

The Capped Call Transactions are separate transactions entered into by the Company with each of the Capped Call Counterparties, are not part of the terms of the New Convertible Notes, and do not affect any holder’s rights under the New Convertible Notes. Holders of the New Convertible Notes do not have any rights with respect to the Capped Call Transactions.

The above descriptions of the Capped Call Transactions confirmations are a summary only and are qualified in their entirety by reference to the form of Capped Call Transactions confirmation, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Capped Call Counterparties and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Sale of the New Convertible Notes

As described in Item 1.01 of this Current Report on Form 8-K, the Company issued $800 million aggregate principal amount of New Convertible Notes to the initial purchasers on September 6, 2019 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company offered and sold the New Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers are initially offering the New Convertible Notes only to persons reasonably believed to be “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial purchasers. The New Convertible Notes and Common Stock issuable upon conversion of the New Convertible Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Note Repurchase Transactions

On September 3, 2019, the Company entered into separate and privately negotiated agreements with certain holders of the Company’s outstanding 1.25% Convertible Senior Notes due 2021 (the “Existing Convertible Notes”) pursuant to which the Company agreed to repurchase $225 million aggregate principal amount of the Existing Convertible Notes (such notes, the “Exchanged Notes”, and each such transaction, a “Note Repurchase Transaction”). The Note Repurchase Transactions closed on September 6, 2019 pursuant to separate and individually negotiated agreements with the applicable holders of the Exchanged Notes, and in connection therewith, the Company paid approximately $455 million in cash and delivered approximately 1.16 million shares of Common Stock (the “Exchange Shares”) in the aggregate for all such Note Repurchase Transactions. The Exchange Shares were issued pursuant to exemptions from registration under the Securities Act, including Section 3(a)(9) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.:	Description

4.1	Indenture, dated as of September 6, 2019, between Insulet Corporation and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 0.375% Convertible Senior Notes due 2026 (included in Exhibit 4.1)

10.1	Form of Capped Call Transactions confirmation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 9, 2019	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel and Secretary